UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022

CHINA UNITED INSURANCE SERVICE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54884	30-0826400
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +8862-87126958

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2022, Law Anhou Insurance Agency Co., Ltd., a Chinese corporation (“Law Anhou”) and a contract controlled entity of China United Insurance Service, Inc., a Delaware corporation (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Jiangsu Law and Buyers (as defined below), pursuant to which Law Anhou shall sell and transfer 100% of its equity ownership in Jiangsu Law Insurance Brokerage Co., Ltd., a Chinese corporation and a wholly owned subsidiary of Law Anhou (“Jiangsu Law”) for a total consideration of RMB 21,000,000 (the “Purchase Price”, equivalent to approximately $3,327,028 USD based on the currency exchange ratio of 1 USD= 6.31194 RMB) in cash to the following buyers: Xuzhou Guosheng Furui Asset Management Co., Ltd. (“XGF Asset Management”), a Chinese corporation, Jiangsu Zhongbozhixin Financial Service Outsourcing Co., Ltd. (“ZBZX”), a Chinese corporation, and Xuzhou Xinrui Service Outsourcing Co., Ltd. (“XZXR”), a Chinese corporation (collectively with XGF Asset Management and ZBZX, the “Buyers,” and each a “Buyer”). The Company, via one of its wholly-owned subsidiary, controls Law Anhou through a series of variable interest entity agreements (the “VIE Agreements”).

In accordance with the Agreement, the Buyers shall jointly pay to Law Anhou the Purchase Price in three installments as follows: 70% of the Purchase Price in the amount of RMB 14,700,000 shall be paid within five (5) days of the execution of the Agreement, 20% of the Purchase Price in the amount of RMB 4,200,000 shall be paid five (5) days after Jiangsu Law is registered to reflect the Buyers’ names as new shareholders thereof, and the remaining 10% of the Purchase Price in the amount of RMB 2,100,000 shall be paid within five (5) days after Jiangsu Law finalizes the filing with the Jiangsu Regulatory Bureau of the China Banking and Insurance Regulatory Commission (the “CBIRC Jiangsu Regulatory Bureau”) regarding the changes of the shareholders of Jiangsu Law.

Pursuant to the Agreement, XGF Asset Management will hold 42% equity interest in Jiangsu Law, ZBZX will hold 45% equity interest in Jiangsu Law, and XZXR will hold 13% equity interest in Jiangsu Law upon closing of the transaction set forth therein.

In addition, the Agreement provides that the Purchase Price shall be paid to Law Anhou by the Buyers in the pro rata amounts corresponding to the respective equity percentage each Buyer shall hold in Jiangsu Law except that ZBZX may deduct RMB 100,000 from its proportional payment of the Purchase Price due to the fact that ZBZX paid RMB 100,000 as part of the payment towards the Purchase Price to Law Anhou when the parties entered into the Letter of Intent (the “Letter of Intent”) regarding this transaction. In the event that any Buyer fails to pay Law Anhou its portion of the Purchase Price, Law Anhou may claim ZBZX to be jointly and severally responsible for the unpaid Purchase Price. Because Jiangsu Law shall retain its insurance intermediary license as the only asset pursuant to this Agreement, the Buyers shall pay Law Anhou the agreed value of any additional asset in cash in addition to the Purchase Price should Jiangsu Law retain any additional Assets other than the insurance intermediary license.

In accordance with the Agreement, Law Anhou and the Buyers shall create a management transition team (the “Transition Team”) where the Transition Team will work to transfer all documents, seals, and licenses belonging to Jiangsu Law to the Buyers. The Agreement provides that the Accounts Receivables of Jiangsu Law described in the Agreement will be transferred to Law Anhou and unfulfilled contracts of Jiangsu Law will be transferred to Law Anhou, except certain circumstances may prevent such transfer. In addition, all debts (the “Debts”) and liabilities (the “Liabilities”) of Jiangsu Law will be assumed by Law Anhou and Law Anhou shall compensate the Buyers for any loss they suffer as a result of the Debts and Liabilities of Jiangsu Law if Law Anhou fails to assume any of such Debts or Liabilities in accordance with the Agreement. Furthermore, pursuant to the Agreement, Law Anhou shall be relieved of all capital contributions to Jiangsu Law while the Buyers shall provide all capital contributions to Jiangsu Law. The Agreement also provides that Law Anhou and Jiangsu Law will be responsible for the arrangement of current employees of Jiangsu Law.

If the China Banking and Insurance Regulatory Commission (the “CBIRC”) or the CBIRC Jiangsu Regulatory Bureau requires Jiangsu Law to increase its capital in accordance with the provisions of Section III of the Implementation Measures for Administrative Licensing and Filing of Insurance Intermediaries (the “Measures”) that have been implemented on February 1, 2022, Law Anhou shall adopt the necessary procedures in accordance with the Measures and other Chinese laws, as applicable, to require the Buyers to make capital contributions in cash and the Buyers have agreed to make additional capital contribution of not less than RMB 10,000,000 in cash to increase Jiangsu Law's registered capital so that Jiangsu Law's registered capital meets the requirements of the Measures. According to the Agreement, Law Anhou, the Buyers, and Jiansgu Law will each be responsible for their own taxes as a result of the transaction contemplated in the Agreement.

The foregoing description of the Agreement is qualified by reference to the full text of the translation copy of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement (the English translation) dated February 25, 2022, by and among, Law Anhou Insurance Agency Co., Ltd., Jiangsu Law Insurance Brokerage Co., Ltd., Xuzhou Guosheng Furui Asset Management Co., Ltd., Jiangsu Zhongbozhixin Financial Service Outsourcing Co., Ltd., and Xuzhou Xinrui Service Outsourcing Co., Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China United Insurance Service, Inc. (Registrant)

Dated: March 3, 2022	/s/ Yi-Hsiao Mao
Chief Executive Officer